Exhibit 10.72
Loan Agreement

Agricultural Bank of China

Loan Agreement

 Agreement Number: 41101200900002747

Borrower (Full Name): Henan Shuncheng Group Coal Coke Co., Ltd.

Lender (Full Name): Anyang Branch, Agricultural Bank of China

In accordance with the applicable state laws and regulations, this Agreement is concluded through friendly consultation by both parties.

Article 1	The Loan

1.	Type of the Loan: Short-term working capital loan

2.	Use of the Loan: Purchase of raw coal and washed coal

3.	Currency, Amount of the Loan (Written in Capital) : RMB THIRTY MILLION ONLY.

4.	Term of the Loan

(1)	See the following table about the term of the loan.

Loan Release				Maturity
Year	Month	Day	Amount	Year	Month	Day	Amount
2009	6	25	RMB 30,000,000.00	2010	6	24	RMB 30,000,000.00

(If lines in the table are not enough, the added schedule shall be part of this Agreement.)

(2)
Where there is any inconsistency between the amount, release date, maturity date stipulated in this Agreement and the stipulations on the loan note, the latter shall prevail. The loan note is part of this Agreement and has the same legal effect with the Agreement.

(3)	In case the loan is of foreign currency, then principal and interest of the loan shall be repaid by use of the same currency.

5.	Interest Rate of the Loan

The interest rate shall be determined by the first method below:

(1)	Floating Interest Rate

The interest rate will be raised (raised /reduced)    20   % on the basis of benchmark interest rate, and the applicable annual interest rate hereof is   6.372%. The benchmark interest rate for loan with a term less than 5 years (including 5 years) equals to the benchmark interest for the loan with a same term announced by the People’s Bank of China (the “PBOC”); the benchmark interest rate for loan with a term more than 5 years shall be __/__% higher than the benchmark interest for the loan with a same term announced by the PBOC.

The adjustment cycle of interest rate shall be (in capital) THREE   months. In case that PBOC adjusts its benchmark loan interest rate, from corresponding date of the first month after such adjustment, the Lender may charge an interest in accordance with the new interest rate determined in line with the above mentioned calculation methods on basis of the corresponding benchmark interest rate after adjustment, without notice to the Borrower. In case the adjustment date is same as the loan release date or its corresponding loan release date of the  first month after such adjustment, new applicable shall be in effect from the adjustment date. In case that there is no adjustment date corresponding to loan release date, then the new applicable interest shall be in effect from the last date of such month.

(2)	Fixed Interest Rate

The interest rate will be raised (raised /reduced) at /   % on the basis of benchmark interest rate, and the annual interest rate is /   % up to the maturity date. The benchmark interest rate for loan with a term of less than 5 years (including 5 years) equals to the benchmark interest for the loan with a same term announced by the People’s Bank of China; the benchmark interest rate for loan with a term of more than 5 years shall be [/] % higher than the benchmark interest for the loan with a same term announced by the PBOC.

The interest rate of the foreign exchange loan shall be determined by the__/__ method below:

(1)
The interest rate will be calculated through the __/___ (LIBOR/HIBOR) of (in capital)   _/___   months plus  /   % of the margin with a floating period of (in capital)  /   months. LIBOR/HIBOR is the corresponding London/Hong Kong Inter-bank Offered Rate two business days prior to the value date published by Reuters news agency.

(2)	The annual interest rate is / % up to the maturity date.

(3)	Other methods: /

6.	Interest Settlement

The interest on the loan hereunder shall be paid per month (month/quarter), and the interest settlement date is the twentieth day of each month (month/end month of each quarter). The Borrower shall pay the interest on the settlement date. If payment for the last installment is not on the settlement date, the interest shall be paid together with the principal (day rate = month rate/30)

Article 2	If the following conditions are not satisfied, the Lender shall be entitled not to provide the loan hereunder:

1.	The Borrower shall open a general deposit account with the Lender.

2.	The Borrower shall offer the relevant documents, materials and settle the follow-ups in accordance with requirements of the Lender.

3.
If the loan hereunder is foreign exchange loan, the Borrower shall obtain the approval, registration and other legal procedures related to this loan in accordance with the applicable laws and regulations.

4.
Where there are mortgage, pledge set up for the loan hereof, the relevant prescribed procedures, such as registration and/or insurance, shall be completed, and such mortgage, pledge, insurance shall remain in force. Where there is guaranty set up for the loan, the guaranty agreement shall be signed and come into force.

Article 3	Rights and Obligations of the Lender

1.
The Lender is entitled to acknowledge the Borrower’s production, management, financial activity, material inventory, use of the loan and other conditions, and require the Borrower make available the relevant documents, materials and information like financial statement on schedule.

2.
If any adverse actions or situations caused by the Borrower, which is sufficient to influence the safety of the loan hereof, including but not limited to the stipulations in the subparagraph 7, 8, 10 under Article 4, the Lender may cease to grant the loan or recover the loan in advance.

3.
When the Lender recall, according to the terms herein or in advance, the principle, interest, default interest, cumulative interest and other fees the Borrower shall pay, the Lender may deduct directly from any account of the Borrower.

4.
If the amounts the Borrower repaid is not enough to clear off the payables hereunder, the Lender is entitled to decide the priority to pay the principle, interest, default interest, compound interest or other fees.

5.	If the Borrower fails to perform the obligation of repayment, the Lender may make the breach actions of the Borrower known to the public.

6.	The Lender shall grant the loan to the Borrower in full amount on schedule.

Article 4	Rights and Obligations of the Borrower

1.	The Borrower has the right to gain and use the loan in accordance with the provisions set forth in this Agreement.

2.	The Borrower shall transact the settlement and deposit related with loan hereunder through the account stipulated in the Article 2 hereof.

3.
If the loan hereunder is foreign exchange loan, the Borrower shall obtain related approval, registration and other legal procedures related to this loan in accordance with the applicable laws and regulations.

4.
The Borrower shall repay the principal and interest on schedule. If the payment needs to be extended, the Borrower shall submit a written application to the Lender within 15 days prior to the maturity date. After obtaining the consent of the Lender, loan extension Agreement shall be concluded.

5.	The Borrower shall use the loan in accordance with the provisions set forth herein, and not misappropriate or divert the loan.

6.
The Borrower shall offer true, complete, effective financial statement or other relevant materials, information to the Lender monthly, and actively coordinate with the Lender to check its production, management, financial activity and use of the loan hereunder.

7.
Any Agreement, lease, remolding with the stock system, affiliation, combination, merge, split, joint venturing, property transfer, application for suspending business for rectification, dissolving, bankrupting and other actions implemented by the Borrower, which is sufficient to cause changes of the debtor-creditor relationship hereunder or impose influence on the realization of the creditor's rights, the Borrower shall give a written notice to the Lender in advance. After obtaining the consent of the Lender, the Borrower shall be obligated to clear off the debts or prepay the debts; otherwise, the implementation of the above actions is not allowed.

8.
In addition to the above mentioned actions, any other affairs which might have a material adverse effect on the obligations of repayment hereunder happened to the Borrower, such as off production, out of business, cancellation of business registration, revocation of business license, engaging in illegal activities by the legal representative or people in charge, involved in material litigation or arbitration, encountering serious business difficulties and deteriorated financial situation, the Borrower shall promptly notice the Lender of such affairs in written, and implement the measures for creditor’s right preservation accepted by the Lender.

9.
In case that Borrower intends to provide guaranty or set up mortgage or pledge on its principle property for a third party, and such will impose an adverse effect on its repayment capacity for the loan hereunder, the Borrower shall give a written notice to the Lender in advance and obtain consent from the Lender.

10.	The Borrower and its investor shall not withdraw its capital illegally, transfer assets or transfer shares without consent from the Lender for purpose of evading debt obligations to the Creditor.

11.	In case of any changes in the name, legal representative, address, business scope and other affairs of the Borrower, the Borrower shall give a written notice to the Lender promptly.

12.
If off production, out of business, cancellation of registration, revocation of business license, bankruptcy and operation loss happened to the guarantor for the loan hereunder, and causes the guarantor to lose the guaranty ability partly or wholly, or value of the mortgage, pledge, and pledge rights for benefit of the loan hereunder is detracted, the Borrower shall promptly provide other security measures acceptable by the Lender.

13.
The Borrower shall assume the fees charged for lawyer service, insurance, transformation, evaluation, registration, storage, identification, notarization and other fees related with this Agreement and the security hereunder.

Article 5	Prepayment

Prepayment of the loan by the Borrower shall be subject to written consent from the Lender. If the Lender agrees with the Borrower on the prepayment, the interest of prepaid amount shall be calculated in accordance with the second method as follows:

1.	The interest is calculated on the basis of the applicable interest rate and loan term specified in this Agreement.

2.	The interest is calculated in accordance with the interest rate which is raised ZERO (in capital) on the basis of the applicable rate specified herein and the days actually lapsed.

Article 6	Liability for Breach of Agreement

1.
If any loss caused to the Borrower due to the Lender’s failure to grant loan in full amount at the time stipulated hereof, the Lender shall pay the Borrower liquidated damage on the basis of the default amount and overdue days and by using calculation method same as that for the overdue interest for the same period.

2.
If the Borrower fails to repay the principal in accordance with the stipulated time herein, the Lender may charge a default interest for the overdue loan from the overdue date to the principal and interest clear-off date, which is calculated by raising [FIFTY]% on basis of the interest rate specified in this Agreement. If the currency of loan is RMB and the interest rate is determined as a floating rate, the default interest rate shall be accordingly raised from the subsequent month provided that the PBOC raises the benchmark interest rate for the same period during the overdue term of loan.

3.
If the Borrower fails to comply with the usage of the loan stipulated herein, the Lender may charge a default interest for the amount in default from the breach date to the clear off date which is calculated by raising ONE HUNDRED % on the basis of the interest rate specified herein. The default interest rate shall be accordingly raised from the subsequent month provided that the PBOC raises the benchmark interest rate of the same period during the such term in default.

4.
The Lender may charge a cumulative interest as of the payable accrued interest in accordance with the provisions stipulated by the PBOC. The payable accrued interest includes the payable accrued interest arising in the term of loan (including breaching interest for breach use of loan) and payable interest after the loan is due (including overdue interest and breach interest for breach use of loan). As for the payable accrued interest arising in the term of loan, the Lender may charge a cumulative interest on basis of the applicable interest stipulated herein; and after the loan is due, the Lender may charge a cumulative interest on basis of the overdue interest.

5.
If the Borrower violates the obligations hereunder, the Lender has the right to request the Borrower to correct such breach within a time limit, cease the loan, recover the loan in advance, declare that the loan under other Agreement concluded between the Borrower and the Lender is due immediately, or take other property preservation measures.

6.
If any party, who provides security to back the loan hereunder, violates its obligations specified in the security Agreement, the Lender has the right to take measures to preserve the property, such as cease the loan, recover the loan in advance or other asset preservation measures.

7.
If the Lender launches any litigation or arbitration due to the Borrower’s breach of Agreement, the Borrower shall assume the legal fee, travel expense and other fees related with realization of the creditor's rights paid by the Lender.

Article 7	Security for Benefit of the Loan

The security for benefit of the loan hereunder is in the form of mortgage and guaranty, and corresponding security Agreements shall be concluded otherwise. In case that the security is in the form of mortgage subject to a maximum amount, the cotract number of such security Agreement is 41905200900095094, 41906200900000502.

Article 8	Settlement of Disputes

Any disputes arising from the performance of this Agreement shall be settled through friendly consultation by both parties, or settled according to the first way as follows:

1.	Litigation, which is governed by the people's court at the place where the defendant is located.

2.	Arbitration, which shall be submitted to [blank] (the full name of arbitration agency) for arbitration according to its then applicable arbitration rules.

During the period of litigation or arbitration, other clauses not in dispute shall be performed continuously.

Article 9	Other Terms

____/_____

Article 10	Effectiveness

This Agreement shall come into force on the day on which it is signed and stamped by both parties.

Article 11	Originals

This Agreement is executed in six original copies, each with the same legal effects; each party hereof holds one, guarantor for the loan hereunder holds one, and registration department holds one.

Article 12	Tips

The Lender has warned the Borrower to understand the printed clauses hereof thoroughly and correctly, and explained the relevant clauses in detail on the request of the Borrower. All the parties have reached common understanding regarding to this Agreement.

Borrower: Henan Shuncheng Group Coal Coke Co., Ltd

(Signature)

Legal Representative / [company seal and stamp]

Authorized Representative:  /s/ Wang Xinshun’s

Lender: Anyang County Branch, Agricultural Bank of China

(Signature)

Legal Representative / [company seal and stamp]

Authorized Representative: (signature) [illegible]

Date of Agreement: June 25, 2009

Contracting Place: Anyang Branch, Agricultural Bank of China